CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

And Regulation FD

Date of Report (Date of earliest event reported) December 16, 2003

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3932	38-1490038

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692

(Address of principal executive officers)	(Zip Code)

(269)-923-5000

Registrant’s telephone number, including area code

Item 5. – Other Events

On December 16, 2003, the registrant announced that its board of directors declared a first-quarter 2004 dividend of 43 cents per share, a 26-percent increase from the fourth-quarter 2003 dividend of 34 cents per share. The dividend will be payable on March 15, 2004, to holders of record at the close of business on February 27, 2004.

The company also reaffirmed its guidance that 2003 full-year earnings are expected to be closer to the lower end of its previously announced range of $5.90 to $6.10 per share. For 2004, the company’s full-year earnings are expected to be in the range of $6.20 to $6.35 per share. The text of the press release is attached as an exhibit to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: December 16, 2003	By:	/s/ Robert T. Kenagy

	Name: Title:	Robert T. Kenagy Corporate Secretary